Exhibit 99.1

NII HOLDINGS REPORTS
FIRST QUARTER 2019 RESULTS

•3G/4G net subscriber additions of 132,100 and 3G/4G churn of 2.35% for the first quarter

•Ended the first quarter of 2019 with 3.4 million 3G/4G subscribers, a 14% increase year-over-year

•Operating revenues of $147 million, operating income of $1 million and adjusted operating income before depreciation and amortization (adjusted OIBDA) of $19 million for the first quarter

•Year-end unrestricted cash and short-term investments of $120 million and $106 million of cash held in escrow

RESTON, Va., May 10, 2019 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its financial results for the first quarter of 2019. For the quarter, the Company generated consolidated operating revenues of $147 million, consolidated operating income of $1 million and consolidated adjusted OIBDA of $19 million. The Company’s consolidated adjusted OIBDA excludes the impact of non-cash asset impairments, restructuring charges and other unusual items. Capital expenditures were $7 million for the quarter.

For the first quarter of 2019, Nextel Brazil reported 3G/4G net subscriber additions of 132,100 and 3G/4G churn of 2.35%, a 27-basis point decrease compared to the fourth quarter of 2018 and essentially flat compared to the same period in 2018. Additionally, for the first quarter of 2019, Nextel Brazil's average monthly service revenue per subscriber (ARPU) was $14, cost per gross addition (CPGA) was $56 and cash cost per user (CCPU) was $10.

"We had a solid start to the year, generating 132 thousand net adds as we continued to expand our large retail sales channel and benefited from seasonality that positively impacted churn," stated Roberto Rittes, Chief Executive Officer of Nextel Brazil. "In spite of the pending sale of Nextel Brazil, we are maintaining our operating strategy and running our business in the ordinary course while continuing to remain disciplined about spending, including further efforts to reduce costs."

At year-end, Nextel Brazil's sources of funding totaled $226 million, including $120 million of unrestricted cash and short-term investments and $106 million of cash held in escrow to secure indemnification obligations in connection with the sale of the Company's operations in Mexico.

"We are focused on maximizing our liquidity while we wait for the proposed sale of Nextel Brazil to close," stated Dan Freiman, Chief Financial Officer of NII. "Outside of the first annual installment of principal and interest due under our license financing in July, we expect cash burn in future quarters to decline from the level incurred this quarter."

As previously announced, the Company has been waiting on a decision on a lawsuit related to the overpayment of certain taxes in Brazil in prior years. In April 2019, Nextel Brazil was notified by court order that it was awarded credits for its past PIS and COFINS tax overpayments, plus interest, totaling approximately 783 million Brazilian reais, or about $200 million based on foreign currency exchange rates in effect at the time. Nextel Brazil has five years to utilize these credits. Under the terms of the purchase agreement with América Móvil, Nextel Brazil may not use these PIS and COFINS tax credits prior to closing the transaction, except for specific purposes at the request of América Móvil. In addition, prior to utilizing these credits, Nextel Brazil is required to obtain authorization from the Brazilian tax authorities, which has not yet been completed. During the first quarter of 2019, the Company recognized an $11 million net benefit related to these credits, which positively impacted the Company's adjusted OIBDA.

On January 1, 2019, the Company implemented Accounting Standards Codification No. 842, "Leases," which resulted in the recognition of about $436 million in new lease liabilities, as well as a $2 million benefit to the Company's adjusted OIBDA.

Additional details regarding the Company’s results, including a more detailed explanation on local currency operating metrics, are included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019 filed with the Securities and Exchange Commission today. Additional operational and financial details, including a quarterly earnings presentation, are also available under the Company's Investor Relations link at www.nii.com.

In addition to the financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release and in the attached financial tables, NII Holdings has presented consolidated adjusted OIBDA, as well as Nextel Brazil's CCPU and CPGA. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. To view these and other reconciliations of non-GAAP financial measures that the Company uses, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of mobile communication services for individual consumers who use our services to meet both professional and personal needs in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services, international voice and data roaming services and other value-added services. Visit NII Holdings' website at www.nii.com.
Visit NII Holdings' news room for news and to access our market's news center: nii.com/newsroom.

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the expected completion, timing and effects of our proposed sale of Nextel Brazil and potential distributions to our stockholders upon liquidation and dissolution, as well as our business and economic outlook, future performance and guidance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the proposed sale of Nextel Brazil; the effects and timing of the proposed transaction; our existing and future costs, expenses, claims and other liabilities, and the impact of these matters on our liquidation and dissolution; the Company’s ability to fund the business and meet its business plans; customer growth and retention; pricing; network usage; operating costs; the timing of various events; Access Industries' minority ownership in Nextel Brazil; the economic and regulatory environment; and the foreign currency exchange rates that will prevail in 2019. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the proposed sale of Nextel Brazil, including approval by our stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the amount of the costs, fees, expenses and charges related to the sale of Nextel Brazil, or the impact of any adjustments to the purchase price; changes in foreign currency exchange rates; the effect the pending sale of Nextel Brazil has on our management team, customer relationships, operating results and business generally, including the ability to retain key employees; the cost and outcome of any legal proceedings that may be instituted against us and others following the announcement of the sale of Nextel Brazil; the timing and amount of cash and other assets available for distribution to our stockholders upon our dissolution and winding up; the impact of liquidity constraints, including the inability to access escrowed funds when expected; the impact of more intense competitive conditions and changes in economic conditions in Brazil; the performance of the Company’s network; the Company’s ability to provide services that customers want or need; the Company’s ability to execute its business plan; and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and the Company disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
12110 Sunset Hills Road, Suite 600
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(in millions, except per share amounts)

	Three Months Ended March 31,
	2019	2018 (1)

Operating revenues Service and other revenues	$146.0	$176.2
Handset and accessory revenues	0.8	5.0
	146.8	181.2
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	61.4	84.5
Cost of handsets and accessories	5.1	9.1
Selling, general and administrative	65.3	90.9
Impairment, restructuring and other charges, net	5.8	2.3
Depreciation	5.0	4.1
Amortization	3.3	3.6
	145.9	194.5
Operating income (loss)	0.9	(13.3)
Other (expense) income Interest expense, net	(29.3)	(26.6)
Interest income	3.7	5.4
Foreign currency transaction losses, net	(1.6)	(1.2)
Other income (expense), net	28.1	(6.3)
	0.9	(28.7)
Income (loss) from continuing operations before income taxes	1.8	(42.0)
Income taxes	—	—
Net income (loss) from continuing operations	1.8	(42.0)
Net loss from discontinued operations, net of income taxes	(2.7)	(0.1)
Net loss	(0.9)	(42.1)
Net loss attributable to noncontrolling interest	(5.8)	(11.2)
Net income (loss) attributable to NII Holdings	$4.9	$(30.9)

Net income (loss) from continuing operations per common share, basic and diluted	$0.02	$(0.42)
Net loss from discontinued operations per common share, basic and diluted	(0.03)	—
Net loss per common share, basic and diluted	$(0.01)	$(0.42)

Weighted average number of common shares outstanding, basic	101.4	100.4
Weighted average number of common shares outstanding, diluted	103.2	100.4

(1) 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form
 10-Q for the three months ended March 31, 2019.

CONSOLIDATED BALANCE SHEETS
(in millions, except par values)

	March 31, 2019	December 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$94.6	$142.5
Short-term investments	25.3	32.3
Accounts receivable, net of allowance for doubtful accounts of $24.2 and $19.6	104.6	99.9
Handset and accessory inventory	1.5	1.9
Prepaid expenses and other	249.6	245.9
Total current assets	475.6	522.5
Property, plant and equipment, net	147.4	143.9
Intangible assets, net	158.9	162.2
Operating lease right-of-use assets	359.7	—
Other assets	240.7	231.2
Total assets	$1,382.3	$1,059.8
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$34.5	$39.1
Accrued expenses and other	288.3	299.0
Operating lease liabilities	48.2	—
Current portion of long-term debt	22.9	21.4
Total current liabilities	393.9	359.5
Long-term debt	622.8	632.8
Long-term operating lease liabilities	373.5	—
Other long-term liabilities	192.8	249.1
Total liabilities	1,583.0	1,241.4
Stockholders’ deficit
Common stock, par value $0.001, 140.0 shares authorized, 101.6 shares issued and outstanding — 2019, 101.3 shares issued and outstanding — 2018	0.1	0.1
Paid-in capital	2,143.5	2,143.2
Accumulated deficit	(2,245.9)	(2,236.9)
Accumulated other comprehensive loss	(7.6)	(8.4)
Total stockholders’ deficit	(109.9)	(102.0)
Noncontrolling interest	(90.8)	(79.6)
Total deficit	(200.7)	(181.6)
Total liabilities and stockholders’ deficit	$1,382.3	$1,059.8

CONSOLIDATED CASH FLOW DATA
(in millions)

	Three Months Ended March 31,
	2019	2018 (1)

Cash, cash equivalents and restricted cash, beginning of period	$250.7	$305.8
Net cash used in operating activities	(37.4)	(44.7)
Net cash used in investing activities	(8.0)	(6.2)
Net cash used in financing activities	(2.2)	(6.7)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	—	0.7
Cash, cash equivalents and restricted cash, end of period	$203.1	$248.9

(1) 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form
 10-Q for the three months ended March 31, 2019.

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018 (1)
(UNAUDITED)

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Three Months Ended March 31,
	2019	2018 (2)
Service and other revenues	$146.0	$176.2

Handset and accessory revenues	0.8	5.0
Cost of handsets and accessories	(5.1)	(9.1)
Handset and accessory net subsidy	(4.3)	(4.1)
Cost of service (exclusive of depreciation and amortization)	(61.4)	(84.5)
Selling, general and administrative	(57.2)	(86.6)
Adjusted operating income before depreciation and amortization	$23.1	$1.0

Subscriber units
WCDMA	3,438.1	3,023.8
iDEN	—	230.4
Total subscriber units in commercial service (as of March 31)	3,438.1	3,254.2

WCDMA net subscriber additions	132.1	92.9
iDEN net subscriber losses	—	(84.4)
Total net subscriber additions	132.1	8.5

Migrations from iDEN to WCDMA	—	34.8

WCDMA subscriber churn	2.35%	2.37%
iDEN subscriber churn	—	9.67%
Churn (%)	2.35%	3.02%

ARPU (1)	$14	$17

CPGA (1)	$56	$77

CCPU (1)	$10	$16
_______________________________________
NM - Not Meaningful

(1) For information regarding ARPU, CPGA and CCPU, see “Non-GAAP Reconciliations for the Three Months Ended March 31, 2019 and  2018” included in this release.
(2) 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form
 10-Q for the three months ended March 31, 2019.

NON-GAAP RECONCILIATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018
(UNAUDITED)

Consolidated OIBDA and Consolidated Adjusted OIBDA

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated adjusted operating income before depreciation and amortization, or adjusted OIBDA, represents consolidated operating income before depreciation expense, amortization expense, material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges. Consolidated OIBDA and consolidated adjusted OIBDA are not measurements under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA and consolidated adjusted OIBDA measures of other companies and should be considered in addition to, but not as substitutes for, the information contained in our statements of operations. We believe that consolidated OIBDA and consolidated adjusted OIBDA provide useful information to investors because they are indicators of our ongoing operating performance, especially in a capital intensive industry such as ours, since they exclude items that are not directly attributable to ongoing business operations. Consolidated OIBDA and consolidated adjusted OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Three Months Ended March 31,
	2019	2018 (1)
Consolidated operating income (loss)	$0.9	$(13.3)
Consolidated depreciation	5.0	4.1
Consolidated amortization	3.3	3.6
Consolidated operating income (loss) before depreciation and amortization	9.2	(5.6)
Asset impairment charges	0.7	0.7
Restructuring charges	5.1	1.6
Sale-related transaction costs	3.9	—
Consolidated adjusted operating income (loss) before depreciation and amortization	$18.9	$(3.3)

(1) 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form
 10-Q for the three months ended March 31, 2019.

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated as follows (in millions, except CPGA):

Nextel Brazil

	Three Months Ended March 31,
	2019	2018 (1)
	US$
Handset and accessory revenues	$0.8	$5.0
Less: cost of handsets and accessories	5.1	9.1
Handset subsidy costs	4.3	4.1
Selling and marketing	18.2	21.2
Costs per statement of operations	22.5	25.3
Less: costs unrelated to initial customer acquisition	(1.6)	(1.9)
Customer acquisition costs	$20.9	$23.4

Cost per Gross Add	$56	$77

Nextel Brazil

	Three Months Ended March 31,
	2019	2018 (1)
	BRL R$
Handset and accessory revenues	$3.0	$16.2
Less: cost of handsets and accessories	19.2	29.4
Handset subsidy costs	16.2	13.2
Selling and marketing	68.5	69.0
Costs per statement of operations	84.7	82.2
Less: costs unrelated to initial customer acquisition	(6.1)	(6.3)
Customer acquisition costs	$78.6	$75.9

Cost per Gross Add	$212	$250

(1) 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form
 10-Q for the three months ended March 31, 2019.

Cash Cost per Handset/User
Cash cost per handset/unit, or CCPU, represents the sum of cost of service, general and administrative expenses and customer retention and other costs divided by average handsets in service during the period and divided by the number of months in the period. CCPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to CCPU measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe CCPU is a measure of the recurring costs we incur on a monthly basis to provide service to our subscribers. The CCPU calculation excludes material asset impairments, severance costs associated with publicly announced restructuring plans and other material non-recurring or unusual charges and is calculated as follows (in thousands, except CCPU):

Nextel Brazil

	Three Months Ended March 31,
	2019	2018 (1)
	US$
Total selling, general and administrative expenses	$57.2	$86.6
Less: selling and marketing expenses	(18.2)	(21.2)
General and administrative expenses	39.0	65.4
Cost of service	61.4	84.5
Customer retention costs and other	1.6	1.9
Total	$102.0	$151.8

Cash Cost per User	$10	$16

Nextel Brazil

	Three Months Ended March 31,
	2019	2018 (1)
	BRL R$
Total selling, general and administrative expenses	$214.8	$281.0
Less: selling and marketing expenses	(68.5)	(69.0)
General and administrative expenses	146.3	212.0
Cost of service	231.0	274.0
Customer retention costs and other	6.1	6.3
Total	$383.4	$492.3

Cash Cost per User	$38	$51

(1) 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form
 10-Q for the three months ended March 31, 2019.

Impact of Foreign Currency Fluctuations
The following table shows the impact of changes in foreign currency exchange rates on certain financial measures for the three months ended March 31, 2018 compared to the same period in 2019 by (i) adjusting the relevant measures for the three months ended March 31, 2018 to levels that would have resulted if the average foreign currency exchange rates for the three months ended March 31, 2018 were the same as the average foreign currency exchange rates that were in effect for the three months ended March 31, 2019; and (ii) comparing the actual and adjusted financial measures for the three months ended March 31, 2018 to the similar financial measures for the three months ended March 31, 2019 to show the percentage change in those measures before and after taking those adjustments into account. The amounts reflected in the following table for operating income before depreciation and amortization on a consolidated basis and segment earnings for Nextel Brazil, before the adjustments for changes in foreign currency exchange rates, are based on the calculations contained elsewhere in these non-GAAP reconciliations for the three months ended March 31, 2019 and 2018. The average foreign currency exchange rates for each of the relevant currencies during each of the three months ended March 31, 2019 and 2018 are included in the notes to the table below. The information reflected in the following table is not a measurement under accounting principles generally accepted in the United States and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that these calculations provide useful information concerning our relative performance for the three months ended March 31, 2019 compared to the same period in 2018 by removing the impact of the significant difference in the average foreign currency exchange rates in effect for those periods.

NII Holdings, Inc.
(dollars in thousands)

	Three Months Ended March 31,
	1Q 2018 Actual *	1Q 2018 Adjustment (1)	1Q 2018 Normalized (1)	1Q 2019 Actual	1Q 2018 to 1Q 2019 Actual B(W) Growth (2)	1Q 2018 to 1Q 2019 Normalized B(W) Growth (3)

Consolidated:
Operating revenues	$181,241	$(25,319)	$155,922	$146,815	(19)%	(6)%
Adjusted operating (loss) income before depreciation and amortization	(3,217)	(146)	(3,363)	18,933	NM	NM
Nextel Brazil:
Operating revenues	$181,220	$(25,319)	$155,901	$146,815	(19)%	(6)%
Adjusted OIBDA	1,045	(146)	899	23,109	NM	NM
_______________________________________
NM-Not Meaningful

* 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form
  10-Q for the three months ended March 31, 2019.

(1) The "1Q 2018 Normalized" amounts reflect the impact of applying the average foreign currency exchange rates for the three months ended March 31, 2019 to the operating revenues earned in foreign currencies and to the other components of each of the actual financial measures shown above for the three months ended March 31, 2018, other than certain components of those measures consisting of U.S. dollar-based operating expenses, which were not adjusted. The amounts included under the columns "1Q 2018 Normalized" reflect the amount determined by adding the "1Q 2018 Adjustment" amounts calculated as described in the preceding sentence to the "1Q 2018 Actual" amounts and reflect the impact of the year-over-year change in the average foreign currency exchange rates on each of the financial measures for the three months ended March 31, 2019. The average foreign currency exchange rates for each of the relevant currencies during the three months ended March 31, 2019 and 2018 for purposes of these calculations were as follows:

	Three Months Ended March 31,
	2019	2018
Brazilian real	3.77	3.24

(2) The percentage amounts in these columns reflect the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "1Q 2019 Actual" columns with those in the "1Q 2018 Actual" columns.

(3) The percentage amounts in these columns reflect the the better, or B, or worse, or W, growth rates for each of the financial measures comparing the amounts in the "1Q 2019 Actual" columns with those in the "1Q 2018 Normalized" columns.

Additional Information

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per subscriber unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of subscriber units in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated as follows (in millions, except ARPU):

Nextel Brazil

	Three Months Ended March 31,
	2019	2018 (1)
	US$
Service and other revenues	$146.0	$176.2
Less: other revenues	(2.9)	(6.4)
Total subscriber revenues	$143.1	$169.8

ARPU calculated with subscriber revenues	$14	$17

ARPU calculated with service and other revenues	$15	$18

Nextel Brazil

	Three Months Ended March 31,
	2019	2018 (1)
	BRL R$
Service and other revenues	$550.5	$571.2
Less: other revenues	(10.9)	(20.6)
Total subscriber revenues	$539.6	$550.6

ARPU calculated with subscriber revenues	$53	$57

ARPU calculated with service and other revenues	$54	$59

(1) 2018 amounts include the impact of the revision of certain immaterial errors. For more information, see our Quarterly Report on Form 10-Q for the year ended March 31, 2019.